Exhibit 99.2

EXECUTION VERSION

VOTING AGREEMENT

VOTING AGREEMENT, dated as of October 6, 2016 (this “Agreement”), by and among HNA Capital Group Co., Ltd., a company established and existing under the laws of the People’s Republic of China (“PRC”) having its registered address at 29 Haixiu Road, Haikou, Hainan Province, PRC (“HNA”), Shenzhen Xing Hang Rong Tou Equity Co. L.P., a company established and existing under the laws of PRC having its registered address at Flat 201, Building A, NO.1 Qian Wan Street, Shenzhen-Hong Kong cooperation zone, Shenzhen (“Shenzhen”), Tianjin Yanshan Equity Investment Fund Co., Ltd., a company established and existing under the laws of the PRC having its registered address at Room 818-A, Huaying Plaza, Central Avenue, Airport Economic Zone, Tianjin, PRC (“Tianjin Yanshan”), Tianjin Tong Wan Investment Co. L.P., a company established and existing under the laws of PRC having its registered address at Room 1704-274, Kuangshi International Plaza A, Xiangluo Bay, Tianjin Binhai CBD, Tianjin, PRC (“Tianjin Tong”, and together with HNA, Shenzhen and Tianjin Yanshan, the “Shareholders”), and CIT Leasing Corporation, a Delaware corporation (the “Company” and together with the Shareholders, the “Parties”). Capitalized terms used herein but not defined herein shall have the meanings given to them in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, concurrently herewith, the Company and Park Aerospace Holdings Limited (the “Purchaser”), a wholly owned indirect subsidiary of Parent (as defined below), are entering into a Purchase and Sale Agreement, dated as of the date of this Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Purchase Agreement”), pursuant to which, among other things, upon the terms and subject to the conditions set forth therein, the Company will sell and transfer to the Purchaser, all of the capital stock of the Transferred Company (as defined in the Purchase Agreement) and complete the transactions set forth in the Restructuring Plan (the “Transaction”);

WHEREAS, each of the Shareholders, as of the date hereof, is the holder of record or beneficially owns and holds all voting rights associated with, the applicable Existing Shares (as defined below) as indicated on Schedule A hereto.

WHEREAS, as a condition to the willingness of, and material inducement to, the Company to enter into the Purchase Agreement and to consummate the transactions contemplated thereby, including the Transaction, each Shareholder has agreed to enter into this Agreement, pursuant to which it agrees to, among other things, vote or cause to be voted all of the Securities (as hereinafter defined) such Shareholder holds of record or beneficially owns in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1.                Certain Definitions. For purposes of this Agreement:

(a)               “Existing Shares” means, with respect to each Shareholder, the Parent Shares as set forth opposite such Shareholder’s name on Schedule A hereto. In the event of a stock dividend or distribution, or any change in the Parent Shares by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term “Existing Shares” will be deemed to refer to and include all such stock dividends and distributions and any shares into which or for which any or all of the Existing Shares may be changed or exchanged as well as the Existing Shares that remain.

(b)               “Parent” means Bohai Capital Holding Co., Ltd., a limited company under the laws of PRC which is listed on the Shenzhen Stock Exchange with the stock code of 000415.

(c)               “Parent Shares” means the ordinary shares of Parent.

(d)               “Securities” means, with respect to each Shareholder, the Existing Shares together with any other Parent Shares and other voting securities of Parent, if any, of which the Shareholder becomes the holder and/or acquires beneficial ownership in any capacity after the date hereof and prior to the termination of this Agreement, including without limitation upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise, or through the acquisition of the power to vote or direct voting of such Parent Shares or other voting securities of Parent.

Section 2.                Representations and Warranties of Shareholders. Each Shareholder hereby represents and warrants to the Company as follows:

(a)               Ownership of Parent Shares. Such Shareholder is the holder of record or beneficially owns (and will be the holder of record or beneficially own as of the date of the Parent Shareholder Meeting, unless any Existing Shares are Transferred pursuant to Section 6(a) hereof) the Existing Shares set forth opposite such Shareholder’s name on Schedule A, which Existing Shares represent the percentage of outstanding voting power of Parent also set forth opposite such Shareholder’s name on Schedule A. Such Shareholder has and unless any Existing Shares are Transferred pursuant to Section 6(a) hereof, will have at all times through the termination of this Agreement sole voting power, sole power of disposition, sole power to demand, and sole power to issue instructions with respect to the matters set forth in Section 7 hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to the Existing Shares set forth opposite such Shareholder’s name on Schedule A and any other Securities, with no limitations, qualifications or restrictions on such power, subject to applicable securities Laws and the terms of this Agreement. None of the Existing Shares of such Shareholder is the subject of any lien, encumbrance, commitment, voting arrangement, undertaking or agreement, contingent or otherwise, the terms of which relate to or could give rise to the Transfer of any Existing Shares or would affect in any way the ability of such Shareholder to perform its obligations as set out in this Agreement. Such Shareholder has not appointed or granted any proxy that would materially impair the ability of such Shareholder to perform its obligations under this Agreement.

(b)               Authority. Such Shareholder has the requisite power to agree to all of the matters set forth in this Agreement. Such Shareholder has the full authority to vote all the Securities it holds of record or beneficially owns, with no limitations, qualifications or restrictions on such power, subject to applicable securities Laws and the terms of this Agreement.

(c)               Power; Binding Agreement. Such Shareholder has the legal capacity and authority to enter into this Agreement and to perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(d)               No Conflicts. None of the execution and delivery of this Agreement by such Shareholder, the consummation by such Shareholder of any of the transactions contemplated hereby or compliance by such Shareholder with any of the provisions hereof (i) conflicts with or results in any breach of any organizational documents of such Shareholder, (ii) violates any Law applicable to such Shareholder or any of such Shareholder’s properties or assets, (iii) results in or constitutes (with or without notice or lapse of time or both) any breach of or default under, or result in the creation of any lien or encumbrance or restriction on, such Shareholder or any of the Securities of such Shareholder, including pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Shareholder is a party or by which any of the Securities held by such Shareholder is bound or affected or (iv) except for the requirements of applicable securities Laws and the rules and regulations of the Shenzhen Stock Exchange, compliance with which would not, individually or in the aggregate, impair the ability of such Shareholder to perform its obligations under this Agreement, requires any filing with, or permit, authorization, consent or approval of, any Governmental Entity, except in the case of clauses (ii) and (iii) where any such item would not, individually or in the aggregate, materially impair the ability of such Shareholder to perform its obligations under this Agreement. There is no beneficiary, trustee or holder of a voting trust certificate or other interest in such Shareholder whose consent is required for the execution and delivery of this Agreement or the performance by such Shareholder of its obligations hereunder that has not been obtained.

(e)               No Litigation. There is no action, suit, investigation, complaint or other proceeding pending or, to the knowledge of such Shareholder, threatened against or affecting such Shareholder or the Securities of such Shareholder at Law or in equity before or by any Governmental Entity or any other person that would reasonably be expected to materially impair the ability of such Shareholder to perform its obligations under this Agreement on a timely basis.

(f)                Opportunity to Review; Reliance. Such Shareholder has had the opportunity to review the Purchase Agreement and this Agreement with counsel of its own choosing. Such Shareholder understands and acknowledges that the Company is entering into the Purchase Agreement in reliance upon the execution, delivery and performance of this Agreement and such Shareholder’s representations, warranties and covenants hereunder.

Section 3.                Representations and Warranties of the Company. The Company hereby represents and warrants to each Shareholder as follows:

(a)               Power; Binding Agreement. The Company has the corporate power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(b)               No Conflicts. None of the execution and delivery of this Agreement by the Company, the consummation by the Company of any of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof (i) conflicts with, or results in any breach of, any provision of the memorandum and articles of association of the Company, (ii) violates any Law applicable to the Company, any of its Subsidiaries or any of their respective properties or assets or (iii) except for the requirements of the Exchange Act, compliance with which would not, individually or in the aggregate, impair the ability of the Company to perform its obligations under this Agreement, requires any filing with, or permit, authorization, consent or approval of, any Governmental Entity, except in the case of clauses (ii) and (iii) where such violations or failures to make or obtain any filing with, or permit, authorization, consent or approval of, any Governmental Entity would not, individually or in the aggregate, materially impair the ability of the Company to perform this Agreement.

Section 4.                Disclosure. The Company will use reasonable efforts to provide each Shareholder the opportunity to review and comment on any press release or other public announcement prior to the issuance of such press release or any other public announcement relating to this Agreement or the Transaction that includes (i) the identity of such Shareholder, (ii) the nature of such Shareholder’s commitments, arrangements or undertakings under this Agreement or (iii) any other information regarding such Shareholder, and shall not issue any such press release or other public announcement prior to such consultation except as may be required to be disclosed by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange or as may be requested by a Governmental Entity; provided that nothing in this Section 4 shall require the Company to delay or refrain from timely making any filing with a Governmental Entity or as required by applicable Law (including the Exchange Act) or stock exchange rule or requirement, including filing this Agreement or a form thereof with the SEC. The Company shall provide such Shareholder with prompt notice of such requirement.

Section 5.                Additional Securities. Each Shareholder hereby agrees that, during the period commencing on the date hereof and continuing until this Agreement is terminated in accordance with its terms, such Shareholder shall promptly (and in any event within two (2) Business Days) notify the Company of the number of any additional Securities that are acquired or that come to be held of record or beneficially owned by any Shareholder after the date hereof.

Section 6.                Transfer and Other Restrictions. Prior to the termination of this Agreement, each Shareholder hereby irrevocably and unconditionally agrees not to:

(a)               offer for sale, sell, transfer, tender, give, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, or consent to the offer for sale, sale, transfer, tender, pledge, encumber, assignment or other disposition of (by merger, by testamentary disposition, by operation of law, or otherwise) (any of the foregoing, “Transfer”), any or all of the Securities such Shareholder holds of record or beneficially owns or has any interest therein, except (A) Transfers to an Affiliate of a Shareholder (that remains an Affiliate of such Shareholder during the term of this Agreement) or (B) the Transfer of a de minimis number of Securities, in the aggregate, to one or more Persons during the term of this Agreement; provided that each Person to which any of such Securities is or may be Transferred, shall have: (A) executed a counterpart of this Agreement and (B) agreed in writing to hold such Securities (or interest in such Securities) subject to all of the terms and provisions of this Agreement;

(b)               grant any proxy or power of attorney with respect to any of the Securities such Shareholder holds of record or beneficially owns, or deposit any of the Securities such Shareholder holds of record or beneficially owns into a voting trust or enter into a voting agreement or arrangement with respect to any such Securities, or agree to do any of the foregoing, except as provided in this Agreement; or

(c)               take any other action that would prevent or materially impair such Shareholder from performing any of its obligations under this Agreement or that would make any representation or warranty of such Shareholder hereunder untrue or incorrect or have the effect of preventing or materially impairing the performance by such Shareholder of any of its obligations under this Agreement.

(d)               For the avoidance of doubt, notwithstanding any other provision of this Section 6 to the contrary, the restrictions set forth in Section 6(a) shall not apply to any Transfer of any Securities in accordance with the default provisions under any share pledge agreements, in respect of any such Securities, entered into by a Shareholder prior to the date of this Agreement, provided that no such share pledge agreement shall impair the ability of such shareholder to vote the Securities in accordance with such Shareholder’s obligations pursuant to Section 7.

Section 7.                Voting of the Shares. Such Shareholder hereby irrevocably and unconditionally agrees to, during the period commencing on the date hereof and continuing until termination of this Agreement in accordance with its terms, at the Parent Shareholder Meeting and any other meeting of the shareholders of Parent on which the Purchase Agreement and/or the transactions contemplated by the Purchase Agreement, including the Transaction, (or any other the other matters described in this paragraph) will be voted on, however such meeting is called, including any adjournment, postponement, recess or continuation thereof, appear at such meeting or otherwise cause the Securities to be counted as present thereat for purposes of establishing a quorum and vote (or cause to be voted) the Securities, (a) in favor of the approval of (i) the Transaction and all other transactions contemplated by the Purchase Agreement, (ii) the Purchase Agreement and (iii) any other matter that is required to be approved by the shareholders of Parent to facilitate the transactions contemplated by the Purchase Agreement, including the Transaction; and (b) against (i) any proposal made in opposition to approval of the Purchase Agreement or in competition with the Purchase Agreement or the transactions contemplated by the Purchase Agreement, (ii) any proposal, transaction, agreement, amendment of Parent’s organizational or governing documents or any other action, in each case which could reasonably be expected to prevent, impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the consummation of the transactions contemplated by the Purchase Agreement, including the Transaction.

Section 8.                Termination. This Agreement shall terminate on the earliest to occur of:

(a)               termination of the Purchase Agreement in accordance with its terms,

(b)               the Closing, and

(c)               the mutual written agreement of the Company and each Shareholder; provided, that the provisions set forth in Section 4 and Section 9 shall survive the termination of this Agreement.

Section 9.                Miscellaneous.

(a)               Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof.

(b)               Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, each party and its respective heirs, beneficiaries, executors, representatives, successors and permitted assigns.

(c)               Effectiveness; Amendment; Modification and Waiver. This Agreement shall become effective upon its execution by the parties hereto. This Agreement may not be amended, altered, supplemented or otherwise modified or terminated except upon the execution and delivery of a written agreement executed by the Company and each Shareholder.

(d)               Interpretation. When a reference is made in this Agreement to sections or subsections, such reference shall be to a section or subsection of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “herein,” “hereof,” “hereunder” and words of similar import shall be deemed to refer to this Agreement as a whole, including any schedules and exhibits hereto, and not to any particular provision of this Agreement. Any pronoun shall include the corresponding masculine, feminine and neuter forms. References to “party” or “parties” in this Agreement mean the Company and the Shareholders.

(e)               Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first−class postage prepaid), addressed as follows:

To Shareholders:

c/o HNA Group
HNA Plaza, 20/F
26 Xiaoyun Road
Chaoyang District, Beijing
The People’s Republic of China 100125
Facsimile: 86-10-5978-2368
Attention: Corporate Secretary

with a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Facsimile: (212) 310-8007

Attention: Douglas P. Warner, Esq.

To the Company:

CIT Leasing Corporation

11 W. 42nd Street

New York, New York 10036
Facsimile: (212) 461-5402
Attention: Eric Mandelbaum, Deputy General Counsel

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Facsimile: (212) 403-2000

Attention: David C. Karp, Esq.

Brandon C. Price, Esq.

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or received. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or two (2) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

(f)                Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(g)               Jurisdiction and Forum for Preliminary Relief. Each Party irrevocably and unconditionally submits, for itself and its property, to the personal jurisdiction of the Court of Chancery of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such Action, the United States District Court for the District of Delaware, in any action or proceeding for preliminary or interim relief in aid of arbitration as provided in Section 9(k)(ii) below, and each Party hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the Delaware Courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Delaware Courts, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each Party to this Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 9(g) in the manner provided for notices in Section 9(e). Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by Law.

(h)               No Survival. None of the representations, warranties, covenants and agreements made in this Agreement shall survive the termination of this Agreement in accordance with its terms, except for the agreements in Section 4 and this Section 9.

(i)                 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, except as specifically set forth in this Agreement.

(j)                 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by and construed and enforced in in accordance with the Laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(k)               Arbitration. The Parties hereby agree that in order to obtain prompt and expeditious resolution of all disputes arising out of or relating to this Agreement, including the existence, validity, interpretation or performance of this Agreement or the transactions contemplated by this Agreement (including, for the avoidance of doubt, any claim arising out of or related to the Parties’ relationship, rights, duties and obligations hereunder, whether based on contract, tort or statute, and the substantive or procedural arbitrability of any claim hereunder) (each, a “Dispute”), all Disputes shall be exclusively resolved by final and binding arbitration under the DRAA and the Rules in effect at the time of the date of delivery of the notice of arbitration, except as modified herein.

(i)                 The arbitral panel shall consist of three arbitrators. The situs of the arbitration shall be the State of Delaware, although the evidentiary and other proceedings shall be conducted in New York (Manhattan), New York. The Tribunal may conduct proceedings in other locations if necessary for the taking of evidence. The language of the arbitration proceedings, and of the arbitral award, shall be the English language. The Parties agree that (A) the claimant(s) and respondent(s) shall each appoint one arbitrator within twenty (20) days of the date of delivery of the notice of arbitration; and (B) the two party-appointed arbitrators shall appoint the third arbitrator, who shall serve as the chair of the Tribunal, within twenty (20) days from the date of the appointment of the second arbitrator. Each member of the Tribunal must be a former judge of the Delaware Supreme Court and/or Delaware Court of Chancery; provided, that in the event a former Delaware judge is unavailable to serve as arbitrator for one or more of the positions on the Tribunal, then the Parties shall submit a petition for the appointment of one or more arbitrators (as needed to complete the three-member Tribunal) to the Court of Chancery of the State of Delaware under Section 5805 of the DRAA. Any arbitrator not timely appointed as provided in clause (A) or (B) of this Section 9(k)(i) shall be appointed by the Delaware Court of Chancery in accordance with Section 5805 of the DRAA. In the event that the Tribunal retains counsel in consultation with the parties hereto under Section 5806 of the DRAA, then such counsel shall be impartial and shall be knowledgeable about and experienced with the practice of law and have had at least fifteen (15) years of legal experience in the area of mergers and acquisitions or complex commercial transactions. Only the Court of Chancery of the State of Delaware shall have the power and authority to appoint a new arbitrator in the event any arbitrator becomes unable to continue as arbitrator for any reason.

(ii)              The arbitration shall be deemed commenced when the claimant(s) deliver a notice of arbitration to all of the respondents in the manner provided for notices in Section 9(e). The Parties agree that the preliminary conference shall be no later than ten (10) days after the constitution of the Tribunal. The Parties agree that any service or written communication (including, the answer, any reply or exchange of information) under the DRAA or the Rules shall be made in a manner provided by Section 9(e) of this Agreement, or as otherwise agreed by the Parties. In connection with any arbitration proceeding hereunder, the Tribunal shall allow reasonable requests for the production of documents relevant to the dispute and permit the taking of depositions limited to not more than five (5) persons on each side and for not more than six (6) hours in total for the deposition of each such person. Where reasonably necessary, depositions may be taken by videoconference or other telephonic means, or in the jurisdiction where a witness resides or regularly transacts business. The Tribunal may seek to compel the production of evidence from non-parties to the fullest extent permitted by applicable Law. The arbitration hearing shall be limited to one (1) day, if the Tribunal deems such limitation appropriate, and provided that the Tribunal, where it considers it appropriate in order to provide any party with a full and fair opportunity to be heard, may require a hearing be held over the course of more than one day, and shall be conducted as soon as reasonably practicable after the constitution of the Tribunal, as determined by the Tribunal.

(iii)            For the purposes of DRAA § 5808(b), and all other purposes, the Tribunal shall issue its final award as promptly as practicable, taking into account the nature of the claims and any other facts or circumstances the Tribunal deems relevant, but in no event later than ninety (90) calendar days after the close of the arbitration hearing. The Parties agree that the Tribunal may extend any deadline set forth in Section 9(k)(ii) and Section 9(k)(iii) if, in its own discretion, more time is needed in light of the nature of the claims and the relevant facts and circumstances. The Tribunal is authorized to award monetary damages and to grant specific performance of this Agreement and other injunctive relief, including interim relief pending the final award. The Parties hereto shall bear their own costs incurred in connection with the arbitration and share equally the fees and expenses of the Tribunal and the costs of administration.

(iv)             Nothing in this Section 9(k) shall prevent a Party from seeking provisional, interim or conservatory measures in aid of arbitration from the Court of Chancery of the State of Delaware at any time if any such Party believes in good faith that it will suffer irreparable injury before the Tribunal has been appointed or before the Tribunal has had time to render a final award. Any such request by a Party to the Court of Chancery of the State of Delaware for provisional, interim or conservatory measures shall not be deemed incompatible with the agreement to arbitrate in this Section 9(k), the DRAA or a waiver of the right to arbitrate.

(v)               The arbitral award shall be final and non-appealable and not subject to challenge. Judgment upon the arbitral award may be entered by the Court of Chancery of the State of Delaware or the Superior Court of the State of Delaware in accordance with the DRAA, and enforced in any court of competent jurisdiction. The Parties hereby agree to waive any claim that this agreement to arbitrate is not valid under the Laws of the U.S., any foreign country or any international agreement.

(vi)             For the avoidance of doubt, and in furtherance of Section 9(j) of this Agreement, the Parties hereby acknowledge and agree that any legal proceeding conducted under this Section 9(k) shall be governed by or construed under the laws of the State of Delaware, without regard to principles of conflict of laws and regardless of whether the laws of the State of Delaware govern the Parties’ other rights, remedies, liabilities, powers and duties.

(l)                 Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY A JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS IT CONTEMPLATES. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF AN ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(L).

(m)             Sovereign Immunity. With respect to the liability and obligations of each Shareholder, its affiliates or its property, each Shareholder:

(i)                 agrees that, for the purposes of the doctrine of sovereign immunity, the execution, delivery and performance by it of this Agreement constitutes private and commercial acts done for private and commercial purposes;

(ii)              agrees that, should any proceedings be brought against it, any of its Affiliates or any of its or its Affiliates’ assets in any jurisdiction in relation to this Agreement or any of the transactions contemplated hereby, such Shareholder shall not be entitled to any immunity on the basis of sovereignty in respect of its obligations under this Agreement, and no immunity from such proceedings (including, without limitation, immunity from service of process from suit, from the jurisdiction of any court, from an order or injunction of such court or the enforcement of same against its assets) shall be claimed by or on behalf of such Shareholder or with respect to its assets;

(iii)            waives, in any such proceedings, to the fullest extent permitted by law, any right of immunity which it, its Affiliates or any of its assets now has or may acquire in the future in any jurisdiction, and agrees to expressly make such waiver at the time of any such proceedings;

(iv)             consents generally in respect of the enforcement of any judgment or award against it or its Affiliates in any such proceedings to the giving of any relief or the issue of any process in any jurisdiction in connection with such proceedings (including, without limitation, pre-judgment attachment, post-judgment attachment, the making, enforcement or execution against or in respect of any assets whatsoever irrespective of their use or intended use of any order or judgment that may be made or given in connection therewith); and

(v)               specifies that, for the purposes of this provision, “assets” shall be taken as excluding “premises of the mission” as defined in the Vienna Convention on Diplomatic Relations signed at Vienna, April 18, 1961, “consular premises” as defined in the Vienna

Convention on Consular Relations signed in 1963, and military property or military assets or property of such Shareholder or of any country.

(n)               Specific Performance. The Parties agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that the Parties do not perform any provision of this Agreement in accordance with its specified terms or otherwise breach such provisions. Accordingly, the Parties acknowledge and agree that the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled in Law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other Party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such order or injunction. The foregoing is in addition to any other remedy to which any Party is entitled at law, in equity or otherwise.

(o)               Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

(p)               Counterparts. This Agreement may be executed in two or more counterparts, and by facsimile or .pdf format, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

IN WITNESS WHEREOF, the parties hereto have signed or have caused this Agreement to be signed by their respective officers or other authorized persons thereunto duly authorized as of the date first written above.

HNA Capital Group Co., Ltd.

/s/ Jin Chuan
Name:	Jin Chuan
Title:	Authorized Representative

[SIGNATURE PAGE TO VOTING AGREEMENT]

Shenzhen Xing Hang Rong Tou Equity Co. L.P.

/s/ Jin Chuan
Name:	Jin Chuan
Title:	Authorized Representative

[SIGNATURE PAGE TO VOTING AGREEMENT]

Tianjin Yanshan Equity Investment Fund Co., Ltd.

/s/ Jin Chuan
Name:	Jin Chuan
Title:	Authorized Representative

[SIGNATURE PAGE TO VOTING AGREEMENT]

Tianjin Tong Wan Investment Co. L.P.

/s/ Jin Chuan
Name:	Jin Chuan
Title:	Authorized Representative

[SIGNATURE PAGE TO VOTING AGREEMENT]

C.I.T. Leasing Corporation

/s/ Kelley Morrell
Name:	Kelley Morrell
Title:	Executive Vice President

[SIGNATURE PAGE TO VOTING AGREEMENT]

Schedule A

Shareholder Name	Registered Address	Existing Shares
HNA Capital Group Co., Ltd. (海航资本集团有限公司)	29 Haixiu Road, Haikou, Hainan Province, The People’s Republic of China	34.56% of all issued and outstanding Parent Shares, representing 34.56% of the outstanding voting power of Parent.
Shenzhen Xing Hang Rong Tou Equity Co. L.P	Flat 201, Building A, NO.1 Qian Wan Street, Shenzhen-Hong Kong cooperation zone, Shenzhen	8.52% of all issued and outstanding Parent Shares, representing 8.52% of the outstanding voting power of Parent.
Tianjin Yanshan Equity Investment Fund Co., Ltd. (天 津燕山股权投资基金有限公 司)	Room 818-A, Huaying Plaza, Central Avenue, Airport Economic Zone, Tianjin, The People’s Republic of China	5.01% of all of the issued and outstanding Parent Shares, representing 5.01% of the outstanding voting power of Parent.
Tianjin Tong Wan Investment Co. L.P	Room 1704-274, Kuangshi International Plaza A, Xiangluo Bay, Tianjin Binhai CBD, Tianjin, The People’s Republic of China	4.26% of all issued and outstanding Parent Shares, representing 4.26% of the outstanding voting power of Parent.